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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): March 17, 1997



                          DRUG SCREENING SYSTEMS, INC.
             (Exact Name of Resgisrant as Specified in its Charter)



  Pennsylvania                   0-17293                     22-2795073
-----------------       ------------------------     --------------------------
(State or Other         (Commission File Number)            (I.R.S. Employer
Jurisdiction of                                        Identification Number)
Incorporation)


604 VPR Commerce Center, 1001 Lower Landing Road, Blackwood, NJ        08012
---------------------------------------------------------------        -----
(Address of Principal Executive Offices                                Zip Code


Registrant's telephone number, including area code:  (609) 228-8500
                                                      -------------

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Item 5.  Other Events

On March 17, 1997, The Registrant announced that its Board of Directors had approved the signing of a definitive agreement to sell its on-site drug screening business and most of its related assets to Casco Standards, a subsidiary of Erie Scientific Company, which is a subsidiary of Sybron International Corporation headquartered in Milwaukee, Wisconsin.

The agreement which is subject to shareholder approval is planned to be effective on or around June 1, 1997. After that time, the business and related assets will be transferred to Casco Standard's Portland, Maine location. DSSI which will be renamed as part of the agreement will retain the proceeds and will seek potential investment opportunities to enhance shareholder value.

DSSI will receive $1,950,000 plus a payment for a planned build-up of inventory. The sold assets include the inventory, Fixed Assets and Intellectual property of the Company. DSSI is responsible for paying it's own costs relating to the sale, settling its existing liabilities ($573,463 as of December 31, 1996) and resolving any contractual obligations not assumed by the purchaser. Accordingly, DSSI currently estimates the net proceeds to it to be between $800,000 and $1,000,000.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Drug Screening Systems, Inc.

Date: March 26, 1997                        /s/  Patrick J. Brennan
                                            -----------------------
                                                  Patrick J. Brennan
                                                  Vice President and
                                                  Chief Financial Officer